Exhibit 23.1

PricewaterhouseCoopers LLP
Suite 900
1800 Tysons Boulevard
McLean VA 22102
Telephone (703) 918 3000
Facsimile (703) 918 3100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Susquehanna Bancshares Inc’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 8, 2010